Exhibit 99.1

16233 Kenyon Ave, Suite 210 Lakeville MN 55044 952-241-3103 main • 952-898-3571 fax twincitiespower.com • townsquareenergy.com • discountenergygroup.com

May 15, 2014	PRESS RELEASE

TCPH Reports Financial Results for Q1 2014;

Announces Guidance for 2014

LAKEVILLE, MN – Twin Cities Power Holdings, LLC (“TCPH” or the “Company”) today announced its financial results for the first quarter ended March 31, 2014:

•	Total revenues for Q1 2014 were $29,934,000 compared to $8,234,000 for the same period in 2013, an increase of 264%.

•	Operating income for Q1 2014 totaled $12,312,000, up 955% from $1,167,000 earned in Q1 2013.

•	Net income for 2014’s first quarter totaled $11,857,000, up 1,335% from $826,000 in the comparable period of 2013.

•	Our ratios of earnings to fixed charges, calculated in accordance with the SEC’s formula[1], for the trailing 12 months ended March 31, 2014, the first quarter of 2014, and the first quarter of 2013, were 8.13, 23.24, and 3.12 times, respectively.

•	With respect to our balance sheet:
o	At March 31, 2014, our liquidity ratio (unrestricted cash, cash in trading accounts, and trade receivables divided by total assets) declined very slightly to 84.6% compared to 85.4% at December 31, 2013;
o	Our debt-to-total capital ratio (total debt divided by total debt plus equity) decreased to 44.1% at March 31, 2013 from 68.2% at December 31, 2013; and
o	Our debt-to-equity ratio (total debt divided by total equity) improved to 0.79 times at March 31, 2013 compared to 2.14 times at December 31, 2013.

•	Based on management’s assessment of wholesale and retail electricity market conditions, we are establishing guidance for 2014 that revenues should be in a range of $60 to $70 million with operating income in a range of $15 to $18 million.

In the short term, wholesale electricity price levels and changes are driven by supply and demand. Demand is affected by the weather while supply is driven by generation or transmission outages and fuel prices, particularly for natural gas. Generally, the Company’s greatest opportunities to generate trading revenues and profits occur during periods of market turbulence, when the near-term forecast for supply or demand is more likely to be inaccurate.

“As we moved into 2014, the record cold temperatures of the so-called “polar vortex”, record high natural gas prices in New England, and certain unplanned generation outages wreaked havoc on prices in the wholesale markets in the Midwest, Northeast, and Mid-Atlantic. Although many were adversely affected by these events, the exceptional volatility represented an incredible trading opportunity for us. 2014’s first quarter set revenue and profitability records for us. The average for the benchmark PJM West Peak price during Q1 2014 was $102.50/MWh with a standard deviation of $97.51 and a trading range of $37.15 to $655.75. In 2013, the average price was $41.08/MWh with a high of $77.67, a low of $29.70, and a standard deviation of $8.97”, said Tim Krieger, TCPH’s Chief Executive Officer.

[1]	As defined by the SEC, the ratio of earnings to fixed charges is "earnings" (the sum of income before taxes and fixed charges) divided by "fixed charges" equal to interest expense, one-third of operating lease rental expense to approximate interest, and amortization of deferred financing costs.

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16233 Kenyon Ave, Suite 210 Lakeville MN 55044 952-241-3103 main • 952-898-3571 fax twincitiespower.com • townsquareenergy.com • discountenergygroup.com

Normal weather (1983-2012 average) for the U.S. for the first quarter of the year is 2,167 heating degree-days and 35 cooling degree-days2. Q1 2014 was 15% colder than average with 2,492 HDD and 11% colder than 2013’s 2,255 HDD. Nationwide, the average temperature for 2014’s first quarter was 34.3°F or 9% colder than the long term average of 37.7°F. In terms of electricity consumption, cooling degree-days and heating degree-days are not necessarily equal. For example, many people will not turn on their air conditioners until the outside temperature reaches 75° or more and CDDs are measured from a base of 65°. Furthermore, while air conditioning always uses electricity, heating is often provided by other fuels such as natural gas or fuel oil.

The natural gas market in New England was particularly stressed this past winter. According to the EIA, since 2012, limited supply from the Canaport, New Brunswick and Everett, Massachusetts liquefied natural gas terminals coupled with congestion on the interstate pipelines operated by Tennessee Gas Pipeline Company and Algonquin Gas Transmission, LLC has led to winter natural gas price spikes and record high wholesale electricity prices in the ISO-NE market. For example, this past winter, the average natural gas price at AGT’s New England citygates reached a high of $14.52/MMBtu for December 2013,more than $20.00 for January 20143, and over $35.00 for February 2014. For Q1 2014, the benchmark Henry Hub natural gas spot price averaged $4.99/MMBtu compared to $3.73 for 2013 and $3.76 for 2009-2013. Weekly storage levels averaged 1,488 BCF for Q1 2014 or 30% below the 5-year average of 2,124 BCF and 47% below 2013’s figure of 2,784 BCF.

About Twin Cities Power Holdings, LLC

Through our three business segments – wholesale trading, retail energy services, and real estate development - Twin Cities Power Holdings, LLC trades electricity and energy derivatives for its own account in North American wholesale markets, provides electricity supply services to retail customers in states, and engages in residential real estate development. Our energy businesses are regulated by the Federal Energy Regulatory Commission and the Commodity Futures Trading Commission on the federal level and by the public utilities commissions of the states where we are licensed, including Connecticut, Maryland, Massachusetts, New Hampshire, New Jersey, Ohio, Pennsylvania, and Rhode Island. More information about the Company is available at www.twincitiespower.com. Our retail websites are www.townsquareenergy.com and www.discountenergygroup.com.

[2]	A “degree-day” compares outdoor temperatures to a standard of 65°F. Hot days require energy for cooling and are measured in cooling degree-days (“CDD”) while cold days require energy for heating and are measured in heating degree-days (“HDD”). For example, a day with a mean temperature of 80°F would result in 15 CDD and a day with a mean temperature of 40°F would result in 25 HDD.

[3]	In January 2014, the New England forward basis settled at $17.41. In the natural gas industry, “basis” is the difference between the gas price at a given location and the benchmark at the Henry Hub in Erath, Louisiana price and a forward price for a given future month is a contract price for delivering a specified amount of natural gas in such month. Consequently, the forward basis for a given location is the difference between the forward prices at the given location and at Henry Hub. The spot price is a contract price for delivering natural gas the next day and the spot basis at a given location is the difference between spot prices at the given location and Henry Hub.

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16233 Kenyon Ave, Suite 210 Lakeville MN 55044 952-241-3103 main • 952-898-3571 fax twincitiespower.com • townsquareenergy.com • discountenergygroup.com

TCPH is headquartered at 16233 Kenyon Ave, Suite 210, Lakeville, MN 55044, telephone 952-241-3103. While the equity of the Company is privately held, our Renewable Unsecured Subordinated Notes are registered with the SEC and may be purchased by residents of California, Colorado, Connecticut, Delaware, Florida, Georgia, Illinois, Indiana, Kansas, Michigan, Minnesota, Mississippi, Missouri, New Jersey, New Mexico, New York, Pennsylvania, South Dakota, Texas, Utah, Vermont, and Wisconsin. To obtain an investment kit, visit www.tcpnotes.com.

Forward Looking Statements

This press release contains forward-looking statements. Forward-looking statements can be identified by words such as: "may", "will", "expect", "anticipate", "believe", "estimate" "continue", "predict", or other similar words making reference to future periods, including expectations of 2014 revenues and operating income. Forward-looking statements appear in a number of places in this press release and include statements regarding our intent, belief, or current expectation about trends affecting the markets in which we participate, our businesses, financial condition, and growth strategies, among other things. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those predicted in forward-looking statements as a result of various factors, including, but not limited to, those set forth in the "Risk Factors" sections of our filings with the Securities and Exchange Commission.

If any of the events described in these "Risk Factors" occur, they could have a material adverse effect on our business, financial condition, and results of operations. When considering forward-looking statements, you should keep these risk factors, as well as the other cautionary statements in our SEC filings in mind. You should not place undue reliance on any forward-looking statement. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise after the date of this press release.

Non-GAAP Financial Measures

TCPH’s press releases and other communications may include certain “non-GAAP financial measures”, defined as a numerical measure of a company's financial performance, financial position, or cash flows that excludes, or includes, amounts that are included in, or excluded from, the most directly comparable measure calculated and presented in accordance with GAAP in the company's financial statements.

Non-GAAP financial measures utilized by the Company include presentations of liquidity measures and debt-to-equity ratios. The Company’s management believes that these non-GAAP financial measures provide useful information and enables investors and analysts to more accurately compare the Company's ongoing financial performance over the periods presented.

Investor Relations Contact

Wiley H. Sharp III

VP - Finance & CFO, 952-241-3105

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16233 Kenyon Ave, Suite 210 Lakeville MN 55044 952-241-3103 main • 952-898-3571 fax twincitiespower.com • townsquareenergy.com • discountenergygroup.com

Twin Cities Power Holdings, LLC & Subsidiaries
U.S. dollars in thousands	For & at 3 months ended Mar 31,				For & at year ended Dec 31,
	2014		2013		2013
Statement of Operations Data
Wholesale trading revenue	$27,022		$6,797		$25,305
Retail electricity revenue	2,913		1,437		7,480
Net revenue	29,934		8,234		32,785

Total costs of revenues & operations	17,622		7,067		29,176
Operating income	12,312		1,167		3,609

Interest expense	(468)		(349)		(1,502)
Interest income	12		8		31
Other income (expense), net	0		0		2
Tax (provision) benefit	–		–		(9)
Net income	11,857		826		2,131

Preferred distributions	(137)		(137)		(549)
Net income attributable to common	11,720		689		1,582

Foreign currency translation adjustment	(75)		(37)		(201)
Change in fair value of cash flow hedges	(38)		131		439
Unrealized gain on investment securities	12		–		6
Comprehensive income	$11,618		$783		$1,826

Ratio of earnings to fixed charges, for period	23.24	x	3.12	x	2.26	x
Ratio of earnings to fixed charges, TTM	8.13	x	–		2.26	x

Balance Sheet Data
Cash - unrestricted	$11,283		$1,010		$3,190
Cash in trading accounts	18,942		13,440		10,484
Trade receivables	2,820		1,113		1,315
Other current assets	1,381		339		639
Total current assets	34,427		15,902		15,630

Equipment & furnishings, net	484		550		504
Other assets, net	4,152		929		1,428
Total assets	$39,063		$17,382		$17,562

Trade payables	$1,031		$1,434		$1,036
Accrued expenses	11,091		3,057		1,343
Notes payable, demand & current	6,026		4,949		5,123
Other current liabilities	188		–		250
Total current liabilities	18,336		9,439		7,751

Long term debt	5,761		1,856		5,062
Other liabilities	–		188		–
Total liabilities	24,097		11,483		12,813

Series A preferred equity	2,745		2,745		2,745
Common equity	11,621		2,603		1,303
Accumulated comprehensive income	599		551		700
Total equity	14,965		5,899		4,748
Total liabilities & equity	$39,063		$17,382		$17,562

Liquidity, percent of total assets	84.6%		89.5%		85.4%
Debt to total capital ratio	44.1%		53.6%		68.2%
Debt to equity ratio	0.79	x	1.15	x	2.14	x

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16233 Kenyon Ave, Suite 210 Lakeville MN 55044 952-241-3103 main • 952-898-3571 fax twincitiespower.com • townsquareenergy.com • discountenergygroup.com

This chart shows the level and volatility of PJM West Hub day-ahead power prices for all of 2013 and for 2014 on a year to date basis. Our wholesale trading revenues generally correspond to weather- and natural gas price-driven volatility or lack thereof. Market conditions in Q1 2014 created exceptional trading opportunities for us, but over time other factors come into play as well, which might cause revenues to correlate less directly to volatility. Among others, these factors include the size and nature of the trades we may or may not have in place when and if the market moves, as well as the duration of profitable trading opportunities.

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